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Exhibit 10.4

AMERICAN FEDERAL SAVINGS BANK

AMENDMENT NUMBER 1
TO
1998 STOCK OPTION PLAN

        The American Federal Savings Bank 1998 Stock Option Plan (the "Plan") is hereby amended as set forth below, effective April 19, 2000 (the "Adoption Date"), subject to approval of this Amendment Number 1 by the shareholders of American Federal Savings Bank (the "Bank"), as provided below:

        1.    The second sentence of Section 3 of the Plan is amended to read as follows:

          "The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 231,000 shares; provided, however, that Options for no more than 50,000 shares of Stock, in the aggregate, shall be granted pursuant to Section 4(b) below."

        2.    The Plan shall otherwise be unchanged by this Amendment Number 1.

        3.    This Amendment Number 1 is adopted subject to approval within one year of the Adoption Date by a majority of the votes present, in person or by proxy, and entitled to vote at a duly held meeting of the shareholders of the Bank at which a quorum representing a majority of all outstanding voting stock is present, in person or by proxy; provided, however, that upon approval of Amendment Number 1 by the shareholders of the Bank as set forth above, any options granted under the Plan on or after the Adoption Date pursuant to Amendment Number 1 shall be fully effective as if the shareholders of the Bank had approved Amendment Number 1 on the Adoption Date. If the shareholders fail to approve Amendment Number 1 within one year of the Adoption Date, any options granted covering shares of stock in excess of the number permitted under the Plan (as in effect before the Adoption Date) shall be null and void and of no effect.

        *        *        *

        Amendment Number 1 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on April 19, 2000, subject to approval of Amendment Number 1 by shareholders of the Corporation.

/s/ JANIE CAPRETTI Janie Capretti, Secretary

        Amendment Number 1 to the Plan was duly adopted by the shareholders of the Corporation at a meeting held on April 19, 2000.

/s/ JANIE CAPRETTI Janie Capretti, Secretary

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AMERICAN FEDERAL SAVINGS BANK AMENDMENT NUMBER 1 TO 1998 STOCK OPTION PLAN